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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): February 25, 2003

                           SCOTIA PACIFIC COMPANY LLC
             (Exact name of Registrant as specified in its Charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                                    333-63825
                            (Commission File Number)

                                   68-0414690
                     (I.R.S. Employer Identification Number)

                       P.O. Box 712                        95565
                125 Main Street, 2nd Floor              (Zip Code)
                    Scotia, California
         (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (707) 764-2330

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Item 5.  Other Events and Regulation FD Disclosure

      Reference is made to the Form 10-K of Scotia Pacific Company LLC (the
"Registrant") for the fiscal year ended December 31, 2001 (the "Form 10-K") and
Form 10-Q for the quarter ended September 30, 2002 (the "Form 10-Q").
Capitalized terms used but not defined herein have the same meaning assigned to them in the Form 10-K and/or the Form 10-Q.

      On February 25, 2003, the recently elected District Attorney of Humboldt
County, California (the location of the Registrant) filed a civil suit against the Registrant and its parent, Pacific Lumber, and another subsidiary of Pacific
Lumber (collectively, the "Palco Companies") under the California unfair competition law. In connection with completion of the Headwaters Agreement in
March 1999, the federal and state governments approved habitat conservation and sustained yield plans in respect of the Palco Companies (the "Environmental
Plans"). The suit alleges that the Palco Companies used certain unfair business practices in connection with completion of the Headwaters Agreement, and that this resulted in the Palco Companies being able to harvest significantly more trees under the Environmental Plans than would have otherwise been the case. The suit seeks a variety of remedies including a civil penalty of $2,500 for each additional tree that has been or will be harvested due to this alleged increase in harvest, as well as restitution and an injunction in respect of the additional timber harvesting allegedly being conducted. The Registrant believes that this suit is without merit; however, there can be no assurance that the
Palco Companies will prevail or that an adverse outcome would not be material to the Registrant's consolidated financial position, results of operations or liquidity.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              SCOTIA PACIFIC COMPANY LLC
                                                    (Registrant)

Date: February 28, 2002       By:                /s/ Bernard L. Birkel
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                                                   Bernard L. Birkel
                                    Secretary and Senior Assistant General Counsel